GALAXY GAMING, INC.

6480 Cameron Street Suite 305

Las Vegas, Nevada 89118

(702) 939-3254

www.galaxygaming.com

Galaxy Gaming Appoints Steve Kopjo as Chief Financial Officer

LAS VEGAS, May 23, 2024 (GLOBE NEWSWIRE) – Galaxy Gaming, Inc. (OTC: GLXZ), the world’s largest independent developer and distributor of casino table games and technology, announces the appointment of Steve Kopjo as the company's new Chief Financial Officer. Amid an impressive career in the gaming industry, Kopjo joins Galaxy Gaming on May 28th, bringing extensive experience from senior finance and accounting positions held at various publicly traded gaming companies. With a proven track record of success, Kopjo is set to assume a pivotal role on the Executive leadership team, steering Galaxy Gaming through its next phase of growth and evolution.

With over 15 years of experience in the gaming industry, Kopjo began his career at Ernst & Young as an auditor for casino operators, acquiring his CPA license. Kopjo developed an eclectic skillset in Technical Accounting, Investor Relations, Corporate Finance, and Mergers & Acquisitions through a series of roles with both operators and suppliers, including SHLF entertainment, Wynn Resorts, Play AGS, and most recently as Vice President of Finance at Everi Holdings. Kopjo was a key member of the Play AGS team that led the company’s successful IPO in 2018. At Everi Holdings since 2021, he managed debt restructuring, investor relations, FP&A, and board of director communications, and played a pivotal role in several successful mergers and acquisitions.

The appointment of Kopjo represents a significant move for Galaxy Gaming, as the Company looks to maintain its recent momentum while transitioning long-serving CFO, Harry Hagerty, to a Strategic Advisor role, from which he will continue to serve the company as a resource and contributor on strategic initiatives. Galaxy has been fortunate to have had Hagerty in the CFO role for the past seven years, during which he helped the company grow while negotiating the redemption of the founder and helping to weather the COVID-19 pandemic.

"We are thrilled to welcome Steve as the latest casino gaming expert to join our talented and ambitious Galaxy Gaming team. His experience, leadership, work ethic, and contagious energy will without a doubt contribute to our continued growth and success," said Matt Reback, President and CEO at Galaxy Gaming. “While it is never easy to replace someone like Harry Hagerty, we are proud of how we have supported his transition from a full-time C-suite role and continue to leverage his valuable experience as a strategic advisor.”

Reback added, “I’ve known Steve for years as a versatile finance professional with a history of navigating complex financial landscapes, executing successful merger and acquisition transactions, optimizing resource allocation through financial, planning and analysis, cultivating strong investor relationships, and ensuring precision in technical accounting. His skills and personality are a strong fit for Galaxy Gaming.”

Kopjo expressed his enthusiasm about joining Galaxy Gaming, stating, “I was honored to be considered and ultimately selected for this role by Galaxy Gaming. I am excited to join a company with such a respected board of directors, talented leadership team, and robust business foundation. I have watched Galaxy Gaming from afar and always believed it was poised for continued growth, further solidifying its leading position in the gaming industry. I can’t wait to join the team and support the commitment to strategic product innovation. I look forward to bringing my experience to bear as we explore ways to maximize shareholder value, ensuring Galaxy Gaming remains at the forefront of industry excellence.”

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative games, bonusing systems, and technology solutions to physical and online casinos worldwide. Galaxy Gaming offers games that are proven to perform developed by gaming experts and backed by the highest level of customer support. Galaxy Gaming Digital is the world’s leading licensor of proprietary table games to the online gaming industry. Connect with Galaxy Gaming on Facebook, YouTube, Instagram, and X.

This press release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements based on management's current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements identified by words such as "believe," "will," "may," "might," "likely," "expect," "anticipates," "intends," "plans," "seeks," "estimates," "believes," "continues," "projects" and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events. These forward-looking statements reflect the current views, models, and assumptions of Galaxy Gaming, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in Galaxy Gaming's performance to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the ability of Galaxy Gaming to enter and maintain strategic alliances, product placements, or installations in land-based casinos or grow its iGaming business, garner new market share, secure licenses in new jurisdictions or maintain existing licenses, successfully develop or acquire and sell proprietary products, comply with regulations, changes in gaming related and non-gaming related statutes and regulations and/or self-imposed restrictions imposed on and by our customers that affect their revenues in land-based casino and online casino markets, have its games approved by relevant jurisdictions, and adapt to changes resulting from the COVID-19 or other pandemics including without limitation, government imposed shut downs, travel restrictions and supply chain interruptions, and other factors. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events, or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. Galaxy Gaming expressly disclaims any obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise.

Contact:

Media:

Phylicia Middleton (702) 938-1753

Investors:

Matt Reback (702) 337-5229